                                [PARTY CITY LOGO]

                                  NEWS RELEASE

                                             Contact:    Linda M. Siluk
                                                         Chief Financial Officer
                                                         (973) 983-0888 Ext. 492


FOR IMMEDIATE RELEASE                        Investors:  Edward Nebb
                                                         Comm-Counsellors, LLC
                                                         (203) 972-8350

                 PARTY CITY CORPORATION ANNOUNCES FIRST QUARTER
                FISCAL 2004 RESULTS AND PRELIMINARY OCTOBER SALES

      ROCKAWAY, NEW JERSEY, NOVEMBER 7, 2003 - PARTY CITY CORPORATION (NASDAQ:
PCTY), America's largest party goods chain, today announced its operating results for the first quarter of fiscal 2004 ended September 27, 2003.

FIRST QUARTER RESULTS

      Net sales for Company-owned stores increased 12.6% to $102.6 million from $91.1 million in the first quarter of fiscal 2003. Total chain-wide net sales (which include aggregate sales for the collective group of company-owned and franchise stores) increased 9.6% to $206.4 million from $188.4 million in the same period of the prior fiscal year. Same-store sales for the quarter increased 3.9% and 3.3% for company-owned and franchise stores, respectively. Same-store sales for the same period last year were 3.4% and 5.9% for company-owned and franchise stores, respectively.

      Reflecting the seasonality of the business, the Company posted a net loss of $2.0 million, or $0.12 per basic and diluted share, compared with a net loss of $1.7 million, or $0.11 per basic and diluted share, in the same period last year. Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $752,000 compared to $1.4 million in the first quarter of the prior year.


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


      Gross margin declined as a percentage of sales to 27.6% from 29.3% in the comparable quarter last year for two primary reasons: a high level of promotional activity in July and August, and the continued emphasis on the clearance of discontinued merchandise as part of the Company's strategic focus. Further, average inventory decreased 6.8% from the same period last year, reflecting efforts to reduce the amount of excess inventory. Store operating expenses as a percent of sales decreased to 25.2% from 26.0% in the same period last year due in large part to both a decrease in store opening expenses and a decrease in grand-opening advertising expense. Fewer stores were opened in the first quarter of fiscal 2004 compared with the same period last year. General and administrative expenses for the quarter as a percentage of sales remained relatively flat with last year at 8%. Franchise profit contribution increased 16.2% to $2.7 million from $2.3 million in the comparable period last year, reflecting increases in revenue from royalties and leverage on expenses directly related to the franchise business.

PRELIMINARY HALLOWEEN SEASON RESULTS

      Based on preliminary information, the Company currently expects to report chain-wide net sales of $242 million for the five-week period ended November 1, 2003, which includes the Halloween selling season. This would represent a 13.9% increase from $212 million in the comparable period last year. Net sales for Company-owned stores are expected to increase 12.4% to $114.7 million for the applicable period, from $102.1 million for the same period last year. Same-store sales for the five-week period are expected to be approximately 7.2% for Company-owned stores and approximately 11.7% for franchise stores. Final sales results for this period will be reported on November 12, 2003.

MANAGEMENT PERSPECTIVE

      Nancy Pedot, Acting Chief Executive Officer of Party City Corporation, commented, "The Company's performance in the first quarter of fiscal 2004 and throughout the key Halloween season benefited from initiatives to improve the flow of merchandise to our stores and enhance our customers' shopping experience. These early initiatives are elements of our overall strategic road map to enhance our business processes, sharpen the focus of our product assortment, become a greater `event' resource for our customers, and attract the additional talented people we need to accomplish our mission."


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

      Ms. Pedot concluded, "Going forward, we plan to expand the practices we successfully applied during the past season while implementing additional aspects of our strategic road map to enhance profitable growth and shareholder value."

STORE GROWTH AND CHAIN UPDATE

      During the first quarter the Company opened six stores and closed one store compared with 25 openings and no closings during the same period in the prior fiscal year (which included 11 stores acquired in Seattle and two acquired from franchisees). The Company also added 12 franchise stores in the first quarter of fiscal 2004.

      Party City Corporation is America's largest party goods chain. Party City currently operates 247 Company-owned stores and has 253 franchise stores in the United States and Puerto Rico. To learn more about Party City, visit the Company's website at http://www.partycity.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the party goods industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.


                                 (Tables Follow)


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

                      PARTY CITY CORPORATION AND SUBSIDIARY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                      QUARTER ENDED
                                              SEPTEMBER 27,     SEPTEMBER 28,
                                                  2003              2002
                                                --------          --------
                                               (unaudited)       (unaudited)
STATEMENT OF OPERATIONS DATA:
Total revenues ..............................   $ 106,975         $  95,006
                                                =========         =========
Company-owned stores:
  Net sales .................................   $ 102,620         $  91,124
  Cost of goods sold and occupancy costs ....      74,328            64,425
                                                ---------         ---------
  Gross profit ..............................      28,292            26,699
  Store operating and selling expense .......      25,879            23,698
                                                ---------         ---------
  Company-owned stores profit contribution ..       2,413             3,001
  General and administrative expense ........       8,159             7,302
                                                ---------         ---------
Retail loss contribution ....................      (5,746)           (4,301)
                                                ---------         ---------
Franchise stores:
  Royalty fees ..............................       3,908             3,647
  Franchise fees ............................         447               235
                                                ---------         ---------
  Total franchise revenues ..................       4,355             3,882
  Total franchise expense ...................       1,659             1,562
                                                ---------         ---------
  Franchise profit contribution .............       2,696             2,320
                                                ---------         ---------
Operating loss ..............................      (3,050)           (1,981)
Interest expense, net .......................         200               885
                                                ---------         ---------
Loss before income taxes ....................      (3,250)           (2,866)
Benefit for income taxes ....................      (1,300)           (1,130)
                                                ---------         ---------
Net loss ....................................   $  (1,950)        $  (1,736)
                                                =========         =========
Basic and diluted loss per share ............   $   (0.12)        $   (0.11)
                                                =========         =========
Weighted average shares
  outstanding -- basic and diluted ..........      16,599            16,396
                                                =========         =========


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

                      PARTY CITY CORPORATION AND SUBSIDIARY

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                                   SEPTEMBER 27        SEPTEMBER 28       JUNE 28,
                                                                                        2003              2002            2003(1)
                                                                                   ------------        ------------       -------
                                                                                    (UNAUDITED)       (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents ....................................................     $   4,603         $   5,241         $   3,372
  Merchandise inventory ........................................................        93,227            94,760            65,908
  Other current assets, net ....................................................        22,360            21,402            21,900
                                                                                     ---------         ---------         ---------
     Total current assets ......................................................       120,190           121,403            91,180
Property and equipment, net ....................................................        50,495            54,941            52,819
Goodwill .......................................................................        18,614            19,062            18,614
Other assets ...................................................................         5,234             4,392             5,386
                                                                                     ---------         ---------         ---------
     Total assets ..............................................................     $ 194,533         $ 199,798         $ 167,999
                                                                                     =========         =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable .............................................................     $  64,841         $  69,864         $  37,960
  Book overdraft ...............................................................         1,548             3,391             4,126
  Accrued expenses and other current liabilities ...............................        24,823            23,893            24,998
  Advances under Loan Agreement ................................................        15,171            16,136            11,229
                                                                                     ---------         ---------         ---------
     Total current liabilities .................................................       106,383           113,284            78,313
Long-term liabilities:
  Deferred rent and other long-term liabilities ................................        10,034            10,310            10,264
  Senior Notes .................................................................          --               9,083              --
Commitments and contingencies
Stockholders' equity:
  Common stock $.01 par value, authorized 25,000,000 shares; issued
  17,425,070, 17,010,465 and 17,296,807 shares, respectively ...................           174               170               173
  Additional paid-in capital ...................................................        43,821            40,597            43,178
  Retained earnings ............................................................        40,061            28,183            42,011
  Treasury stock, at cost (747,012, 284,000 and 747,012 shares, respectively) ..        (5,940)           (1,829)           (5,940)
                                                                                     ---------         ---------         ---------
Total stockholders' equity .....................................................        78,116            67,121            79,422
                                                                                     ---------         ---------         ---------
     Total liabilities and stockholders' equity ................................     $ 194,533         $ 199,798         $ 167,999
                                                                                     =========         =========         =========


(1) The June 28, 2003 condensed consolidated balance sheet was derived from the Company's audited consolidated financial statements.


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

                      PARTY CITY CORPORATION AND SUBSIDIARY

                            STORE AND OPERATING DATA
                        (IN THOUSANDS, EXCEPT STORE DATA)

                                                                QUARTER ENDED
                                                       SEPTEMBER 27,      SEPTEMBER 28,
                                                            2003               2002
                                                       -------------      -------------
OPERATING DATA:
  Increase in Company-owned same store sales (a) ...          3.9%               3.4%
                                                        =========          =========
  Increase in franchise same store sales (a) .......          3.3%               5.9%
                                                        =========          =========
  Average sales per Company-owned store ............    $     429          $     427
                                                        =========          =========
OTHER INFORMATION:
  Depreciation and amortization ....................    $   3,802          $   3,372
                                                        =========          =========
CASH FLOW PROVIDED BY (USED IN):
  Investing activities .............................    $  (1,448)         $ (10,385)
                                                        =========          =========
  Financing activities .............................        4,462             16,973
                                                        =========          =========
BALANCE SHEET DATA:
  Working capital ..................................    $  13,807          $   8,119
                                                        =========          =========
  Total assets .....................................      194,533            199,798
                                                        =========          =========
  Borrowings (b) ...................................       15,171             25,219
                                                        =========          =========
  Stockholders' equity .............................       78,116             67,121
                                                        =========          =========

STORE DATA:
  COMPANY-OWNED:
     Stores open at beginning of period ............          242                209
       Stores opened ...............................            6                 23
       Stores closed ...............................           (1)              --
       Stores acquired from franchisees ............         --                    2
                                                        ---------          ---------
       Stores open at end of period ................          247                234
                                                        ---------          ---------
     Average Company-owned stores open in period ...          245                224
  FRANCHISE:
     Stores open at beginning of period ............          241                242
       Stores opened ...............................           12                  7
       Stores sold to Company ......................         --                   (2)
                                                        ---------          ---------
       Stores open at end of period ................          253                247
                                                        ---------          ---------
     Average Franchise stores open in period .......          248                244
     Total stores chainwide ........................          500                481
    Chainwide sales - in thousands .................    $ 206,449          $ 188,385
                                                        =========          =========


(a) Same store sales for company-owned and franchise stores are subject to material differences based on the age of the respective stores for each group. New stores historically have had higher same store comparable sales.

(b) The borrowings at September 27, 2003 and at September 28, 2002, respectively, are net of an unamortized debt discount of $0 and $1.1 million, respectively.

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

                      PARTY CITY CORPORATION AND SUBSIDIARY

                   RECONCILIATION OF EBITDA TO NET INCOME AND
                      CASH PROVIDED BY OPERATING ACTIVITIES
                                 (IN THOUSANDS)
                                   (UNAUDITED)

   A reconciliation of EBITDA to net income follows for the periods indicated:

                                           QUARTER ENDED
                                    SEPTEMBER 27,   SEPTEMBER 28,
                                        2003            2002
                                        ----            ----
EBITDA (c) ......................    $   752         $ 1,391
Depreciation and amortization ...     (3,802)         (3,372)
Interest expense, net ...........       (200)           (885)
Benefit for income taxes ........      1,300           1,130
                                     -------         -------
Net loss ........................    $(1,950)        $(1,736)
                                     =======         =======


(c) Our definition of EBITDA is earnings before interest, taxes, depreciation and amortization. We believe EBITDA provides additional information for determining our ability to meet future debt service requirements. EBITDA should not be construed as a substitute for net income or cash flow from operating activities (all as determined in accordance with generally accepted accounting principles) for the purpose of analyzing our operating performance, financial position and cash flows as EBITDA is not defined by generally accepted accounting principles. We have presented EBITDA, however, because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Our computation of EBITDA may not be comparable to similar titled measures of other companies.

      Because we also consider EBITDA useful as a liquidity measure, we present the following reconciliation of EBITDA to our cash flow from operating activities:

                                                         QUARTER ENDED
                                                SEPTEMBER 27,    SEPTEMBER 28,
                                                     2003            2002
                                                -------------    -------------
EBITDA .......................................   $    752         $  1,391
Interest expense, net . ......................       (200)            (885)
Benefit for income taxes .....................      1,300            1,130
Non-cash interest ............................         40              250
Deferred rent ................................       (123)             259
Equity based compensation ....................        124              138
Provision for doubtful accounts ..............        (63)            (301)
Other ........................................          4             (312)
Changes in assets and liabilities:
  Accounts payable, accrued expenses
     and other current liabilities ...........     24,128           34,905
  Merchandise inventory ......................    (27,319)         (38,487)
  Other long-term liabilities ................       (107)              37
  Other current assets and other assets ......       (319)          (2,939)
                                                 --------         --------
    Net cash used in operating activities ....   $ (1,783)        $ (4,814)
                                                 ========         ========

      We use EBITDA to determine our executive compensation plan which bases incentive compensation payments on our EBITDA performance measured against budget. EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally. See the Statements of Cash Flow to be included in our 10-Q for the first quarter ended September 27, 2003.


                                      # # #


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